EXHIBIT 4.01

AMENDMENT NO. 1 TO CREDIT AGREEMENT

This AMENDMENT NO. 1 TO CREDIT AGREEMENT (this “Amendment”), dated as of September 30, 2015, among FLEXTRONICS INTERNATIONAL LTD., a Singapore company (the “Company” or “FIL”) acting, subject to Section 10.20 of the Credit Agreement referred to below, through its Bermuda branch, certain Subsidiaries of the Company party to the Credit Agreement pursuant to Section 2.14 thereof (together with the Company, the “Borrowers” and each, a “Borrower”), the Subsidiary Guarantors, INDUSTRIAL AND COMMERCIAL BANK OF CHINA LIMITED NEW YORK BRANCH (“ICBC”) and BANK OF AMERICA, N.A., as Administrative Agent (the “Administrative Agent”).

RECITALS

A.The Borrowers, certain financial institutions, the Administrative Agent, and Bank of America, N.A., as Swing Line Lender and L/C Issuer, are party to the Credit Agreement dated as of March 31, 2014 (the “Existing Credit Agreement”), pursuant to which the Administrative Agent, the L/C Issuer and the Lenders have extended certain credit facilities to the Borrowers.

B.The Company wishes to borrow $100,000,000 from ICBC as an incremental Term A Loan pursuant to Section 2.16 of the Existing Credit Agreement. ICBC is willing to extend such incremental Term A Loan subject to the terms and conditions of this Amendment and the Existing Credit Agreement.

C.This Amendment is being entered into by the parties hereto in accordance with Section 2.16 of the Existing Credit Agreement.

NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the meanings, if any, assigned to such terms in the Existing Credit Agreement as amended hereby (the “Credit Agreement”). As used herein, “Amendment Documents” means this Amendment, the Credit Agreement, and each certificate and other document executed and delivered by any Borrower pursuant to Section 6 hereof.

2.Interpretation. The rules of interpretation set forth in Sections 1.02 of the Credit Agreement shall be applicable to this Amendment and are incorporated herein by this reference.

3.Amendments to Credit Agreement. Subject to the terms and conditions hereof, and with effect from and after the Effective Date (as defined below), the Existing Credit Agreement shall be amended as follows:

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(a)The amortization schedule set forth in Section 2.07(a) of the Existing Credit Agreement for dates on and after December 31, 2015 is amended in its entirety to read as follows:

Date	Amount
December 31, 2015	$7,500,000
March 31, 2016	$7,500,000
June 30, 2016	$11,250,000
September 30, 2016	$11,250,000
December 31, 2016	$11,250,000
March 31, 2017	$11,250,000
June 30, 2017	$11,250,000
September 30, 2017	$11,250,000
December 31, 2017	$11,250,000
March 31, 2018	$11,250,000
June 30, 2018	$11,250,000
September 30, 2018	$11,250,000
December 31, 2018	$11,250,000

provided, however, that the final principal repayment installment of the Term A Loans shall be repaid on the Maturity Date and in any event shall be in an amount equal to the aggregate principal amount of all Term A Loans outstanding on such date.

(b)The Existing Credit Agreement shall be further amended by substituting Schedules 2.01 and 2.01(a) thereto with Schedules 2.01 and 2.01(a) attached hereto, respectively.

4.Agreement and Acknowledgement. Subject to the terms and conditions set forth herein, and in the Credit Agreement, on the Effective Date ICBC shall make a single $100,000,000 term loan (the “ICBC Loan”) to the Company denominated in Dollars which shall be an incremental Term A Loan as contemplated by Section 2.16 of the Credit Agreement. Such Loan shall be provided pursuant to the funding mechanics set forth in Section 2.02(b) of the Credit Agreement and shall be deemed part of a Term A Loan Borrowing of $562,500,000 being made or continued on the Effective Date as a combination of Eurocurrency Rate Loans and Base Rate Loans as selected by the Company pursuant to Section 2.02(a) of the Credit Agreement. By its execution hereof, as of the Effective Date ICBC hereby joins in the Credit Agreement and assumes the duties, obligations and rights of a Term A Lender under the Credit Agreement and shall be entitled to all the rights and remedies of a Term A Lender. The parties acknowledge and agree that, pursuant to Section 2.16 of the Credit Agreement, the ICBC Loan shall be deemed a Term A Loan for all purposes of the Credit Agreement.

5.Representations and Warranties. Each Borrower hereby represents and warrants to the Administrative Agent and the Lenders as follows:

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(a)No Default exists, or will result from the $100,000,000 incremental Term A Loan being made by ICBC on the Effective Date or the application of the proceeds thereof.

(b)The execution, delivery and performance by each Loan Party of this Amendment have been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, or notice to or action by, any Person (including any Governmental Authority) in order to be effective and enforceable.
(c)This Amendment and the Credit Agreement constitute the legal, valid and binding obligations of each Borrower and are enforceable against such Borrower in accordance with their respective terms, without defense, counterclaim or offset.

(d)The representations and warranties of (i) the Borrowers contained in Article V of the Credit Agreement and (ii) each Loan Party contained in each other Loan Document or in any document furnished at any time under or in connection herewith or therewith, are (A) in the case of representations and warranties that are qualified as to materiality, true and correct, and (B) in the case of representations and warranties that are not qualified as to materiality, true and correct in all material respects, in each case on and as of the Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct or true and correct in all material respects, as the case may be, as of such earlier date; provided that the representations and warranties contained in Section 5.09 of the Credit Agreement shall be deemed to refer to the most recent Financial Statements furnished pursuant to subsections (a) and (b) of Section 6.01 of the Credit Agreement.

(e)Each Loan Party is entering into this Amendment on the basis of its own investigation and for its own reasons, without reliance upon the Administrative Agent, ICBC, the Lenders or any other Person.

6.Effective Date.

(a)This Amendment will become effective when each of the following conditions precedent has been satisfied (the “Effective Date”):

(i)The Administrative Agent shall have received from the Company, each other Loan Party and ICBC a duly executed original (or, if elected by the Administrative Agent, an executed facsimile copy) counterpart to this Amendment;

(ii)the conditions set forth in Sections 4.02(a) and 4.02(b) of the Credit Agreement shall be satisfied and the Administrative Agent shall have received a certificate to that effect dated the Effective Date and executed by a Responsible Officer of the Company;

(iii)after giving effect to the borrowing of the $100,000,000 Term A Loan, referenced above, (A) the Company will be in compliance, on a pro forma basis, with the covenants set forth in Section 7.12 of the Credit Agreement and (B) no Default will have occurred and is continuing or would result therefrom, and the Administrative Agent shall have received a certificate to that effect dated the Effective Date and executed by a Responsible Officer of the Company;

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(iv)all reasonable fees and expenses owing to the Administrative Agent and ICBC shall have been paid and all reasonable costs and expenses of counsel to the Administrative Agent have been paid to the extent invoiced prior to the Effective Date;

(v)the Administrative Agent shall have received written legal opinions from Curtis, Mallet-Prevost, Colt & Mosle LLP, U.S. counsel for FIL and its Subsidiaries, and Allen & Gledhill, Singapore counsel for FIL and its Subsidiaries, each addressed to the Administrative Agent for the benefit of the Administrative Agent and the Lenders, including ICBC, covering such legal matters as the Administrative Agent may reasonably request and otherwise in form and substance satisfactory to the Administrative Agent;

(vi)the Administrative Agent shall have received board resolutions and other closing certificates from the Borrowers and the Subsidiary Guarantors reasonably requested by the Administrative Agent and substantially consistent with those delivered on the Closing Date under Section 4.01 of the Credit Agreement;

(vii)the Administrative Agent shall have received from the Company a certificate signed by the secretary or assistant secretary or director of the Company, dated the Effective Date, in form and substance satisfactory to the Administrative Agent, and certifying evidence of the authorization of the execution, delivery and performance by the Company of this Amendment; and

(viii)the Administrative Agent shall have received, in form and substance satisfactory to it, such additional certificates, documents and other information as the Administrative Agent shall reasonably request.

(b)From and after the Effective Date, the Existing Credit Agreement is amended as set forth herein.

(c)The Administrative Agent will notify the Borrowers and the Lenders of the occurrence of the Effective Date.

7.Reservation of Rights. Each Loan Party acknowledges and agrees that neither the execution nor the delivery by the Administrative Agent and ICBC of this Amendment, shall be deemed to create a course of dealing or otherwise obligate the Administrative Agent or any Lender to execute similar amendments under the same or similar circumstances in the future.

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8.Reaffirmations. (a) Each Loan Party agrees that the amendments contemplated by this Amendment shall not limit or diminish the obligations of such Person under, or release such Person from any obligations under, the Credit Agreement and each other Loan Document to which it is a party, (b) each Loan Party confirms, ratifies and reaffirms its obligations under the Credit Agreement and each other Loan Document to which it is a party, and (c) each Loan Party agrees that each of the Credit Agreement and each other Loan Document to which it is a party remains in full force and effect and is hereby ratified and confirmed.

9.Representations and Warranties of ICBC.

(a)ICBC (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Amendment and to consummate the transactions contemplated hereby and to become a Term A Lender under the Credit Agreement, (ii) it is sophisticated with respect to decisions to acquire assets of the type represented by its Term A Commitment and either it, or the Person exercising discretion in making its decision to acquire its Term A Commitment, is experienced in acquiring assets of such type, and (iii) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Amendment and the Credit Agreement; and (b) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents.

(b)ICBC (a) represents and warrants that (i) it meets all the requirements to be an Eligible Assignee under the Credit Agreement, (ii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Term A Lender thereunder and, to the extent of its Term A Commitment, shall have the obligations of a Term A Lender thereunder, (iii) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Amendment, and (iv) if it is a Foreign Lender, it has provided any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by ICBC together with its signature page hereto; (b) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Term A Lender; and (c) irrevocably appoints Bank of America, N.A. to act on its behalf as the Administrative Agent under the Credit Agreement and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of the Credit Agreement or any other Loan Documents, together with such actions and powers as are reasonably incidental thereto.

10.FATCA. For purposes of determining withholding Taxes imposed under FATCA, from and after the effective date of the Amendment, the Borrowers and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to

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treat) the Credit Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

11.Miscellaneous.

(a)This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No third party beneficiaries are intended in connection with this Amendment.

(b)THIS AMENDMENT IS SUBJECT TO THE PROVISIONS OF SECTIONS 10.14, 10.15 AND 10.16 OF THE CREDIT AGREEMENT RELATING TO GOVERNING LAW, VENUE, WAIVER OF RIGHT TO TRIAL BY JURY AND JUDICIAL REFERENCE, THE PROVISIONS OF WHICH ARE BY THIS REFERENCE INCORPORATED HEREIN IN FULL.

(c)This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Transmission of signatures of any party by facsimile or other electronic transmission shall for all purposes be deemed the delivery of original, executed counterparts thereof and the Administrative Agent is hereby authorized to make sufficient photocopies thereof to assemble complete counterparty documents.

(d)This Amendment, together with the other Amendment Documents, contain the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein and therein. This Amendment supersedes all prior drafts and communications with respect thereto. This Amendment may not be amended except in accordance with the provisions of Section 10.01 of the Credit Agreement.

(e)If any term or provision of this Amendment shall be deemed prohibited by or invalid under any applicable law, such provision shall be invalidated without affecting the remaining provisions of this Amendment or the Credit Agreement, respectively.

(f)Each Borrower covenants to pay to or reimburse the Administrative Agent, upon demand, for all costs and expenses incurred in connection with the development, preparation, negotiation, execution and delivery of this Amendment.

(g)This Amendment shall constitute a “Loan Document” under and as defined in the Credit Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

FLEXTRONICS INTERNATIONAL ASIA-PACIFIC LTD., as Subsidiary Guarantor
By:	/s/ Manny Marimuthu
Name:	Manny Marimuthu
Title:	Director

FLEXTRONICS MARKETING (L) LTD., as Subsidiary Guarantor
By:	/s/ Manny Marimuthu
Name:	Manny Marimuthu
Title:	Director

FLEXTRONICS SALES & MARKETING (A-P) LTD., as Subsidiary Guarantor
By:	/s/ Manny Marimuthu
Name:	Manny Marimuthu
Title:	Director

FLEXTRONICS SALES AND MARKETING NORTH ASIA (L) LTD., as Subsidiary Guarantor
By:	/s/ Manny Marimuthu
Name:	Manny Marimuthu
Title:	Director

[Signature Page to Amendment No. 1 to Credit Agreement]

FLEXTRONICS AMERICA, LLC, as Subsidiary Guarantor
By:	/s/ Christopher Collier
Name:	Christopher Collier
Title:	Manager

FLEXTRONICS LOGISTICS USA, INC., as Subsidiary Guarantor
By:	/s/ Christopher Collier
Name:	Christopher Collier
Title:	Senior Vice President and Chief Financial Officer

FLEXTRONICS INTERNATIONAL USA, INC., as Designated Borrower and Subsidiary Guarantor
By:	/s/ Christopher Collier
Name:	Christopher Collier
Title:	Senior Vice President and Chief Financial Officer

[Signature Page to Amendment No. 1 to Credit Agreement]

FLEXTRONICS SALES AND MARKETING CONSUMER DIGITAL LTD., as Subsidiary Guarantor
By:	/s/ Manny Marimuthu
Name:	Manny Marimuthu
Title:	Director

FLEXTRONICS TELECOM SYSTEMS LTD., as Subsidiary Guarantor
By:	/s/ Manny Marimuthu
Name:	Manny Marimuthu
Title:	Director

FLEXTRONICS INDUSTRIES MARKETING (L) LTD., as Subsidiary Guarantor
By:	/s/ Manny Marimuthu
Name:	Manny Marimuthu
Title:	Director

[Signature Page to Amendment No. 1 to Credit Agreement]

FLEXTRONICS INTERNATIONAL LTD.
By:	/s/ Manny Marimuthu
Name:	Manny Marimuthu
Title:	Authorized Signatory

[Signature Page to Amendment No. 1 to Credit Agreement]

FLEXTRONICS INTERNATIONAL EUROPE B.V., as Subsidiary Guarantor
By:	/s/ Robert McCafferty
Name:	Robert McCafferty
Title:	Director

By:	/s/ Bartholomeus Prospere Henricus van Loon
Name:	Bartholomeus Prospere Henricus van Loon
Title:	Director

FLEXTRONICS INTERNATIONAL TERMELÖ ÉS SZOLGÁLTATÓ VÁMSZABADTERÜLETI KORLÁTOLT FELELÖSSEGÜ TÁRSASAG, as Subsidiary Guarantor
By:	/s/ Robert McCafferty
Name:	Robert McCafferty
Title:	Managing Director

By:	/s/ Christian Pfister
Name:	Christian Pfister
Title:	Managing Director

[Signature Page to Amendment No. 1 to Credit Agreement]

FLEXTRONICS INTERNATIONAL TECNOLOGIA LTDA., as Subsidiary Guarantor
By:	/s/ Rodrigo Castanho Dall'Oglio
Name:	Rodrigo Castanho Dall'Oglio
Title:	Manager

[Signature Page to Amendment No. 1 to Credit Agreement]

BANK OF AMERICA, N.A., as Administrative Agent
By:	/s/ Charmaine Lobo
Name:	Charmaine Lobo
Title:	Vice President

[Signature Page to Amendment No. 1 to Credit Agreement]

INDUSTRIAL AND COMMERCIAL BANK OF CHINA LIMITED NEW YORK BRANCH, as a Term A Lender
By:	/s/ Kan Chen
Name:	Kan Chen
Title:	Vice President

By:	/s/ Linjia Zhou
Name:	Linjia Zhou
Title:	Executive Director

[Signature Page to Amendment No. 1 to Credit Agreement]

SCHEDULE 2.01
COMMITMENTS, OUTSTANDINGS
AND APPLICABLE PERCENTAGES

Lender	Revolving Credit Commitment	Revolving Credit Facility Applicable Percentage	Outstanding Term A Loan	Term A Facility Applicable Percentage	Total Commitment and Outstandings
Agricultural Bank of China Limited, Singapore Branch	$0.00	0.000000000%	$46,250,000.00	8.222222222%	$46,250,000.00
Australia and New Zealand Banking Group Limited	$56,506,849.32	3.767123288%	$17,106,164.40	3.041095893%	$73,613,013.72
Bank of America NA	$114,520,547.92	7.634703195%	$38,271,124.81	6.803755521%	$152,791,672.73
Bank of China - All Branches	$75,342,465.75	5.022831050%	$22,808,219.17	4.054794519%	$98,150,684.92
Bank of Nova Scotia, The	$104,876,712.33	6.991780822%	$31,749,041.07	5.644273969%	$136,625,753.40
Bank of Tokyo-Mitsubishi UFJ, Ltd - New York Branch	$94,178,082.19	6.278538813%	$28,510,273.99	5.068493153%	$122,688,356.18
Barclays Bank PLC	$50,000,000.00	3.333333333%	$0.00	0.000000000%	$50,000,000.00
BNP Paribas	$104,876,712.33	6.991780822%	$31,749,041.07	5.644273969%	$136,625,753.40
Citibank, N.A.	$114,520,547.95	7.634703197%	$34,668,493.15	6.163287671%	$149,189,041.10
DBS Bank LTD	$37,671,232.88	2.511415525%	$11,404,109.58	2.027397259%	$49,075,342.46
Deutsche Bank AG New York Branch	$75,000,000.00	5.000000000%	$0.00	0.000000000%	$75,000,000.00
HSBC Bank USA National Association	$104,876,712.33	6.991780822%	$31,749,041.07	5.644273969%	$136,625,753.40
JPMorgan Chase Bank, National Association	$104,876,712.33	6.991780822%	$31,749,041.07	5.644273969%	$136,625,753.40
KBC Bank N.V.	$37,671,232.88	2.511415525%	$11,404,109.58	2.027397259%	$49,075,342.46
Mizuho Bank, Ltd.	$75,694,046.88	5.046269792%	$23,066,106.47	4.100641150%	$98,760,153.35
Skandinaviska Enskilda Banken AB	$18,835,616.44	1.255707763%	$5,702,054.82	1.013698634%	$24,537,671.26
Standard Chartered Bank	$45,000,000.00	3.000000000%	$0.00	0.000000000%	$45,000,000.00
Sumitomo Mitsui Banking Corp New York Branch	$75,342,465.75	5.022831050%	$22,808,219.17	4.054794519%	$98,150,684.92
U.S. Bank National Association	$97,196,364.08	6.479757605%	$39,292,631.78	6.985356761%	$136,488,995.86
UniCredit Bank AG - New York Branch	$56,506,849.32	3.767123288%	$17,106,164.40	3.041095893%	$73,613,013.72
Wells Fargo Bank, N.A.	$56,506,849.32	3.767123288%	$17,106,164.40	3.041095893%	$73,613,013.72
Industrial and Commercial Bank of China Limited New York Branch	$0.00	0.000000000%	$100,000,000.00	17.777777780%	$100,000,000.00

Schedule 2.01

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Lender	Revolving Credit Commitment	Revolving Credit Facility Applicable Percentage	Outstanding Term A Loan	Term A Facility Applicable Percentage	Total Commitment and Outstandings
Total	$1,500,000,000.00	100.000000000%	$562,500,000.00	100.000000000%	$2,062,500,000.00

Schedule 2.01

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SCHEDULE 2.01(A)
OUTSTANDING TERM A LOANS
AND APPLICABLE PERCENTAGES

Lender	Outstanding Term A Loan	Term A Facility Applicable Percentage
Agricultural Bank of China Limited, Singapore Branch	$46,250,000.00	8.222222222%
Australia and New Zealand Banking Group Limited	$17,106,164.40	3.041095893%
Bank of America NA	$38,271,124.81	6.803755521%
Bank of China - All Branches	$22,808,219.17	4.054794519%
Bank of Nova Scotia, The	$31,749,041.07	5.644273969%
Bank of Tokyo-Mitsubishi UFJ, Ltd - New York Branch	$28,510,273.99	5.068493153%
BNP Paribas	$31,749,041.07	5.644273969%
Citibank, N.A.	$34,668,493.15	6.163287671%
DBS Bank LTD	$11,404,109.58	2.027397259%
HSBC Bank USA National Association	$31,749,041.07	5.644273969%
JPMorgan Chase Bank, National Association	$31,749,041.07	5.644273969%
KBC Bank N.V.	$11,404,109.58	2.027397259%
Mizuho Bank, Ltd.	$23,066,106.47	4.100641150%
Skandinaviska Enskilda Banken AB	$5,702,054.82	1.013698634%
Sumitomo Mitsui Banking Corp New York Branch	$22,808,219.17	4.054794519%
U.S. Bank National Association	$39,292,631.78	6.985356761%
UniCredit Bank AG - New York Branch	$17,106,164.40	3.041095893%
Wells Fargo Bank, N.A.	$17,106,164.40	3.041095893%
Industrial and Commercial Bank of China Limited New York Branch	$100,000,000.00	17.777777778%
Total	$562,500,000.00	100.000000000%

Schedule 2.01(a)

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